NEWS RELEASE

Coeur Reports Strong Operating Cash Flow and Record Gold Production in 2012;
Expected Production Growth in 2013 Driven by Rochester Expansion
COEUR D'ALENE, Idaho - February 21, 2013 - Coeur d'Alene Mines Corporation (NYSE:CDE, TSX:CDM) reported strong operating cash flow1 of $338.7 million from metal sales of $895.5 million for the full year 2012. Production totaled 18.0 million silver ounces and a record 226,486 gold ounces. Coeur expects to generate robust operating cash flow from anticipated 2013 production of 18.0 - 19.5 million ounces of silver and a record 250,000 - 265,000 ounces of gold.
Coeur repurchased nearly $20.0 million, or 0.9 million common shares, during the second half of 2012. Coeur also acquired the remaining interest of the Joaquin silver-gold project in Argentina in December 2012 for $60 million of cash and stock.

2012 Highlights

•	Silver production was 18.0 million ounces, a 6% decrease from 2011.

•	Gold production was a record 226,486 ounces, up 3% from 2011.

•	Average realized prices were $30.92 per silver ounce and $1,665 per gold ounce, down 12% for silver and up 7% for gold from 2011.

•	Net metal sales totaled $895.5 million, down 12% from 2011.

•	Operating cash flow[1] totaled $338.7 million, down 25% from 2011. Including changes in working capital, net cash from operating activities was $271.6 million compared with $416.2 million in 2011.

•	Consolidated cash operating costs[1] were $7.57 per silver ounce compared with $6.31 per silver ounce in 2011.

•	Kensington's cash operating costs[1] per gold ounce were $1,358 compared with $1,088 in 2011 and ended 2012 at $950 per ounce during December.

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Adjusted earnings[1] were $121.5 million or $1.36 per share, compared with $232.5 million, or $2.60 per share, in 2011. Net income for 2012, which included a non-cash fair market value adjustment of negative $23.5 million, was $48.7 million, or $0.54 per share, compared with net income of $93.5 million, or $1.05 per share, in 2011.

•	Cash, cash equivalents and short-term investments were $126.4 million at December 31, 2012, compared with $195.3 million a year ago.
2013 Outlook

•	Coeur expects to produce 18.0 - 19.5 million ounces of silver and 250,000 - 265,000 ounces of gold in 2013.

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Cash operating costs[1] per ounce are estimated at $8.00 - $9.00 per silver ounce, assuming a gold by-product price of $1,650 per ounce. Kensington's cash operating costs[1] are estimated at $900 - $950 per gold ounce.

•	Coeur expects to invest $40.0 million in exploration with the goal of increasing estimated mineral reserves and resources at year-end 2013.
Mitchell J. Krebs, Coeur's President and Chief Executive Officer, said, “Coeur has grown considerably over the past five years and is now one of the world's largest silver producers. Today, we have a new management team, a stronger balance sheet and a disciplined but aggressive approach to moving the Company forward which we believe will lead to operational consistency, substantial growth and long-term value creation for our shareholders.
“We expect 2013 to be a strong year for Coeur, supported by significant expected growth at Rochester, a full year of steady state operations at Kensington, and stable production at Palmarejo and San Bartolomé. We worked through operational challenges at Palmarejo and San Bartolomé in the fourth quarter and expect these operations to achieve sustainable production rates in 2013 and beyond.

1.
EBITDA, operating cash flow, adjusted earnings and cash operating costs are non-GAAP measures. Please see tables in the Appendix for reconciliation to U.S. GAAP. Total debt includes short and long-term indebtedness and excludes capital leases and royalty obligations.

“Production at Rochester is expected to increase 35% - 50% this year versus 2012 levels, which we anticipate will drive cash operating costs down and significantly increase the mine's cash flow. This expansion will require an investment of approximately $30 - $35 million in 2013 and we expect it will allow annual production of 4.5 - 5.0 million silver ounces and approximately 45,000 gold ounces to continue for at least seven years. We are enthusiastic about future opportunities to expand production at Rochester even further that could make this asset the second largest producer in our portfolio.
“We are pleased to see positive results at Kensington after taking six months to re-tool the operation to generate consistent performance. We will also invest approximately $20 million of capital at San Bartolomé in 2013 in order to boost annual production by 10% - 15% in 2014 and beyond. This investment is expected to generate a near triple digit rate of return."
Commenting on further 2013 goals, Mr. Krebs said, “For good reason, investors are demanding that mining companies demonstrate capital discipline, focus on true value creation, return capital to shareholders, and control costs in order to provide operating leverage to higher metals prices. Our organization is focusing on these priorities and on reducing the risks to our business in order to provide investors a compelling rationale to own our shares. Our key objectives in 2013 are:

•	Achieve excellence in employee health and safety, environmental stewardship and community relations.

•	Double our efforts to achieve operational consistency and reliability by improving planning, maintenance and execution of our key capital projects.

•	Invest in accretive, high-return internal and external growth opportunities - including our own shares - in order to build net asset value and resources on a per share basis.

•	Maximize free cash flow by containing operating costs, identifying revenue enhancement opportunities, and proactively managing working capital.

•	Continue strengthening our organizational structure and management.

•	Maintain an aggressive approach toward investing in exploration, which served the Company well in 2012.”
Table 1: Financial Highlights (Unaudited)

(All amounts in millions, except per share amounts, average realized prices and gold ounces sold)	4Q 2012	4Q 2011	Quarter Variance	YTD 2012	YTD 2011	YTD Variance
Sales of Metal	$205.9	$246.9	(17%)	$895.5	$1,021.2	(12%)
Production Costs	$107.4	$109.1	(2%)	$456.8	$420.0	9%
EBITDA (1)	$86.2	$119.7	(28%)	$372.4	$531.3	(30%)
Adjusted Earnings (1)	$26.2	$43.2	(39%)	$121.5	$232.5	(48%)
Adjusted Earnings Per Share(1)	$0.29	$0.48	(40%)	$1.36	$2.60	(48%)
Net Income	$37.6	$11.4	230%	$48.7	$93.5	(48%)
Earnings Per Share	$0.42	$0.13	223%	$0.54	$1.05	(49%)
Operating Cash Flow (1)	$79.2	$97.5	(19%)	$338.7	$454.4	(25%)
Cash From Operating Activities	$61.7	$87.4	(29%)	$271.6	$416.2	(35%)
Capital Expenditures	$21.8	$40.2	(46%)	$115.6	$120.0	(4%)
Cash, Cash Equivalents & Short-Term Investments	$126.4	$195.3	(35%)	$126.4	$195.3	(35%)
Total Debt(1) (net of debt discount)	$48.1	$121.5	(60%)	$48.1	$121.5	(60%)
Weighted Average Shares Issued & Outstanding	89.1	89.5	—%	89.4	89.4	—%
Average Realized Price Per Ounce - Silver	$32.52	$30.87	5%	$30.92	$35.15	(12%)
Average Realized Price Per Ounce - Gold	$1,709	$1,674	2%	$1,665	$1,558	7%
Silver Ounces Sold	3.6	5.1	(29%)	18.0	19.1	(6%)
Gold Ounces Sold	55,565	55,308	—%	213,185	238,551	(11%)

1.
EBITDA, operating cash flow, adjusted earnings and cash operating costs are non-GAAP measures. Please see tables in the Appendix for reconciliation to U.S. GAAP. Total debt includes short and long-term indebtedness and excludes capital leases and royalty obligations.

Net metal sales for 2012 decreased from 2011 to $895.5 million due to lower second half production at Palmarejo and San Bartolomé, closure of the Martha underground mine in Argentina and a lower average realized silver price. This decrease in metal sales was partially offset by increased production at Rochester and a higher average realized gold price compared with 2011. Silver contributed 61% of the Company's total metal sales in 2012 compared with 65% in 2011.
Consolidated production costs were $456.8 million in 2012, a 9% increase from 2011. During the fourth quarter of 2012, total production costs of $107.4 million were flat compared with the fourth quarter 2011.
Higher cash operating costs1 per silver ounce were due to lower production compared with 2011, including low production from Martha, which ceased active mining operations in September 2012. Unit costs were also impacted by remediation work in the underground operations and increased stripping of waste tons in the open pit operations at Palmarejo and overall increased maintenance costs.
Prior to changes in working capital, Coeur generated $338.7 million in operating cash flow1 in 2012 compared with $454.4 million in 2011. Including changes in working capital, net cash from operating activities was $271.6 million compared with $416.2 million in 2011. Fourth quarter operating cash flow1 of $79.2 million improved from $77.3 million in the third quarter 2012 but decreased from $97.5 million in the fourth quarter 2011.
Coeur reports a non-U.S. GAAP metric of adjusted earnings1 as a measure of operating income, which excludes non-cash fair value adjustments, other non-cash adjustments, deferred taxes and discontinued operations. Adjusted earnings were $121.5 million ($1.36 per share) in 2012, compared with $232.5 million ($2.60 per share) in 2011. Fourth quarter adjusted earnings were $26.2 million ($0.29 per share) compared with $25.8 million ($0.29 per share) in the third quarter 2012 and $43.2 million ($0.48 per share) in the fourth quarter 2011.
On a U.S. GAAP basis, the Company realized net income of $48.7 million ($0.54 per share) in 2012 compared with net income of $93.5 million ($1.05 per share) in 2011. Reduced metal sales and fair value adjustments of negative $23.5 million reduced net income for 2012, while 2011 net income was reduced by fair value adjustments of negative $52.1 million. Fourth quarter net income, after fair value adjustments of $21.2 million, was $37.6 million ($0.42 per share) compared with net loss of $15.8 million, or $0.18 per share, after fair value adjustments of negative $37.6 million, in the third quarter 2012 and a net income of $11.4 million, or $0.13 per share, after fair value adjustments of $19.0 million, in the fourth quarter 2011.
Fair value adjustments are driven primarily by lower or higher gold prices, which decrease or increase, respectively, the estimated future liabilities related to a gold royalty obligation at Palmarejo.
Capital expenditures were $115.6 million in 2012, a 4% decrease from 2011. Capital expenditures were primarily related to capitalized exploration drilling and development of the Guadalupe satellite operation located six kilometers from the main Palmarejo operation, underground development at Palmarejo, and tailings expansion, underground development and infrastructure improvements at Kensington.
Cash, cash equivalents and short-term investments were $126.4 million at December 31, 2012. In August 2012, the Company entered into a four year senior secured revolving credit facility of up to $100 million, which remains undrawn.
In January 2013, Coeur raised net proceeds of $291.1 million in 7.875% Senior Notes due 2021, resulting in current cash, cash equivalents and short term investments of approximately $400 million. Including the undrawn revolving credit facility, the Company has available liquidity of approximately $500 million.
Shares outstanding at the end of 2012 totaled 90.3 million.

1.
EBITDA, operating cash flow, adjusted earnings and cash operating costs are non-GAAP measures. Please see tables in the Appendix for reconciliation to U.S. GAAP. Total debt includes short and long-term indebtedness and excludes capital leases and royalty obligations.

Table 2: Operational Highlights: Production

(silver ounces in thousands)	4Q 2012		4Q 2011		Quarter Variance		2012		2011		YTD Variance
	Silver	Gold	Silver	Gold	Silver	Gold	Silver	Gold	Silver	Gold	Silver	Gold
Palmarejo	1,554	19,998	2,690	34,108	(42%)	(41%)	8,236	106,038	9,042	125,071	(9%)	(15%)
San Bartolomé	1,343	—	1,997	—	(33%)	n.a.	5,930	—	7,501	—	(21%)	n.a.
Rochester	828	12,055	373	1,993	122%	505%	2,801	38,066	1,392	6,276	101%	507%
Martha	—	—	130	144	n.a.	n.a.	323	257	530	615	(39%)	(58%)
Kensington	—	28,717	—	13,299	n.a.	116%	—	82,125	—	88,420	n.a.	(7%)
Endeavor	106	—	112	—	(5%)	n.a.	734	—	613	—	20%	n.a.
Total	3,831	60,770	5,302	49,544	(28%)	23%	18,025	226,486	19,078	220,382	(6%)	3%
*Additional operating statistics can be found in the tables in the appendix.

Table 3: Operational Highlights: Cash Operating Costs Per Ounce 1

	4Q 2012	4Q 2011	Quarter Variance	2012	2011	YTD Variance
Palmarejo	$7.55	$(2.13)	454%	$1.33	$(0.97)	237%
San Bartolomé	13.97	9.18	52%	11.76	9.10	29%
Rochester	2.17	37.99	(94%)	9.62	22.97	(58%)
Martha	—	33.75	n.a.	49.77	32.79	52%
Endeavor	19.92	14.74	35%	17.27	18.87	(8%)
Total	$8.97	$6.19	45%	$7.57	$6.31	20%
Kensington	$1,065	$1,807	(41%)	$1,358	$1,088	25%
*Additional operating statistics can be found in the tables in the appendix.
Palmarejo, Mexico - Lower Grades Offset Higher Tons Mined

•	Palmarejo produced 8.2 million ounces of silver and 106,038 ounces of gold in 2012, down 9% and 15%, respectively, compared with 2011.

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Cash operating costs[1] per silver ounce of $1.33 in 2012 compared with negative cash operating costs[1] of $0.97 in 2011 were a result of lower production, remediation work in the underground operations, accelerated open pit mining and higher maintenance costs.

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Normal mining rates resumed in the underground operation late in the fourth quarter in the upper 76 zone and production from zone 108 commenced as planned. A lower overall mining rate in zone 76 was partially offset by planned mining rates in zone 108, which contains lower grade ore.

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A record 465,498 tons were mined in the open pit in the fourth quarter, a 10% increase from the third quarter 2012 and 45% higher than open pit tons mined in the fourth quarter 2011. Silver grades in the new phase of the pit are expected to increase gradually over 2013.

•	A record 563,123 tons of ore processed partially offset lower mill feed grades in 2012.The Palmarejo mill recorded solid recovery rates of 84.2% in silver and 91.4% in gold for the fourth quarter.

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Sales and operating cash flow[1] totaled $442.1 million and $233.1 million, respectively, in 2012, including $79.4 million and $33.2 million in the fourth quarter. Capital expenditures were $38.5 million in 2012.

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The Company is optimizing the mine plan for Guadalupe and will provide operational details during the second half of the year. Guadalupe is expected to commence initial production in the second half of 2013.

San Bartolomé, Bolivia - High Return Capital Investment Expected to Increase Production in 2014

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Silver production was 5.9 million ounces in 2012, compared with 7.5 million ounces in 2011. Fourth quarter production of 1.3 million ounces of silver decreased from the third quarter due to lower silver grade and downtime resulting from grinding mill maintenance.

1.
EBITDA, operating cash flow, adjusted earnings and cash operating costs are non-GAAP measures. Please see tables in the Appendix for reconciliation to U.S. GAAP. Total debt includes short and long-term indebtedness and excludes capital leases and royalty obligations.

•	Cash operating costs[1] per silver ounce were $11.76 in 2012 compared to $9.10 in 2011, primarily due to lower production despite flat operational spending.

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Sales and operating cash flow[1] totaled $178.0 million and $72.4 million, respectively, in 2012, including $37.0 million and $17.4 million, respectively, in the fourth quarter 2012. Capital expenditures were $25.7 million.

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The Company plans to increase mill capacity approximately 15% through an estimated capital expenditure of $17.0 - $20.0 million. This expansion is expected to increase the mine's annual production to 6.0 million ounces of silver over the next seven years at reduced cash operating costs per ounce[1].

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Duilio Rivero has joined the Company as General Manager of San Bartolomé. Mr. Rivero was most recently the General Manager at Nyrstar's Campo Morado Mine in Mexico. Previously, he was General Manager for Nyrstar's El Toqui mine in Chile and for Yamana's Gualcamayo mine in Argentina. He is a mining engineer with over 20 years of experience in diverse roles in open pit and underground mines in South America. Mr. Rivero graduated from the University of San Juan, Argentina.

Rochester, Nevada - High Return Investment Drives Expanded Production in 2013 and Beyond

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Rochester achieved its highest production quarter of the year in the fourth quarter, reaching full year production of 2.8 million silver ounces and 38,066 gold ounces, significantly higher than 2011. Increased production was the result of the first full year of production from a new heap leach pad, which was commissioned in late 2011.

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Cash operating costs[1] of $9.62 per silver ounce in 2012 were 58% lower than $22.97 in 2011. Fourth quarter cash operating costs[1] were $2.17 per silver ounce compared to $37.99 per silver ounce in the fourth quarter of 2011.

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Sales and operating cash flow[1] totaled $132.4 million and $53.5 million, respectively, in 2012, including $43.2 million and $21.5 million, respectively, in the fourth quarter 2012. Capital expenditures were $11.8 million.

•	In 2013, the Company plans a major crusher and heap leach capacity expansion at Rochester to boost production to 4.5 - 4.9 million ounces of silver and 44,000 - 46,000 ounces of gold.

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Total capital expenditures are expected to be $30.0 - $35.0 million in 2013, including $23.0 - $26.0 million of growth capital and the remainder for sustaining capital. The Company is investing $4.0 million during 2013 to expand the capacity of the primary crusher from 9.0 million tons to the currently permitted annual rate of 14.0 million tons. In addition (subject to final permits) the Company expects to expand the mine's heap leach capacity on existing pads to approximately 67.0 million tons at an estimated capital cost of approximately $15.0 million to accommodate higher production rates of ore coming from historic stockpiles.

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Further expansion potential is being planned. Engineering and permitting are underway for 40.0 million tons of additional pad capacity with expected initial production in 2016 to further extend the mine life and increase production rates from historic stockpiles. This capital project is estimated to cost $10.0 million scheduled for 2015-2016.

Kensington, Alaska - First Full Year of Steady Operations to Drive Higher Production and Cash Flow

•	Kensington produced 28,717 ounces of gold in the fourth quarter, its highest quarterly production for the year, and 18% higher than third quarter. Full year 2012 gold production was 82,125 ounces.

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Cash operating costs[1] per gold ounce were $1,358 in 2012, compared to $1,088 per ounce in 2011, due to a short-term production scale back to complete several underground and surface infrastructure projects and to establish increased underground development footage.

•	As production ramped up in April 2012, cash operating costs[1] per gold ounce declined 40% through year-end to $1,065 per ounce in the fourth quarter and to $950 per ounce in December 2012.

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Sales totaled $111.0 million in 2012 and $43.0 million in the fourth quarter 2012. Kensington generated $14.5 million in operating cash flow[1] in the fourth quarter and $14.5 million for the full year 2012 after roughly breaking even on a cash flow basis after the first nine months of 2012. Capital expenditures were $37.0 million in 2012.

Organizational Update
Frank L. Hanagarne, Jr. was appointed Senior Vice President and Chief Operating Officer effective February 4, 2013, as reported in the Company's Form 8-K filed on February 7, 2013.  The Company is conducting a search for a new

1.
EBITDA, operating cash flow, adjusted earnings and cash operating costs are non-GAAP measures. Please see tables in the Appendix for reconciliation to U.S. GAAP. Total debt includes short and long-term indebtedness and excludes capital leases and royalty obligations.

Chief Financial Officer while Mr. Hanagarne continues in that role in the interim.  Mr. Hanagarne joined Coeur as Senior Vice President and Chief Financial Officer in October 2011 and assumed the duties of principal operating officer in January 2013. Mr. Hanagarne has over 30 years of industry experience in operations, finance and business development. He was previously the Chief Operating Officer of Valcambi, a precious metal refiner in Switzerland in which Newmont has an equity interest. Prior to that, he was Director of Corporate Development for Newmont. In his 17 years at Newmont, Frank also served as Mill Project Superintendent, Advisor in Corporate Health and Safety and Loss Prevention and held various positions of increasing responsibility in operations, business functions and environmental, health and safety. Mr. Hanagarne has a Master's in Business Administration degree from the University of Nevada, Reno, and a Bachelor of Metallurgical Engineering degree from the New Mexico Institute of Mining and Technology.
In addition, Antonio Adames has been promoted to Vice President of Mexican and South American Operations. In his new role, Mr. Adames is responsible for overseeing the Palmarejo and San Bartolomé mines, the Joaquin project, new projects and business development, directing operational procedures and site management teams. Mr. Adames joined Coeur in 2008 as the Operations Manager for San Bartolomé and was promoted to General Manager of the mine in 2010. He was previously the Commissioning Manager for Pan American's San Vicente project in Bolivia. He has broad mining and processing experience in Bolivia, Honduras, Nicaragua and the Dominican Republic. Mr. Adames graduated with a Bachelor of Science degree in Chemical Engineering from the University of Santo Domingo, Dominican Republic.
Acquisition of Full Interest in Joaquin Project
In December 2012, Coeur consolidated its ownership of the Joaquin project in the prolific mining province of Santa Cruz, Argentina, in a stock and cash transaction. As noted in the Company's news release of December 11, 2012, the Company believes that Joaquin has substantial exploration upside and potential to become a significant silver producer. Joaquin has measured and indicated resources of 65.2 million ounces of silver and 61,000 ounces of gold, and inferred resources of 3.1 million ounces of silver and 4,000 ounces of gold at year-end 2012.2 Coeur intends to continue the drilling program at Joaquin and advance feasibility work during 2013. The subsequent development decision will be based on the economics of the project and our assessment of the political and business environment in Argentina at that time.
Mineral Reserves and Resources2
As reported in its news release dated February 15, 2013, Coeur increased its total combined proven and probable reserves and measured and indicated resources of silver and gold by 19% and 12%, respectively, resulting in the addition of 85.2 million silver ounces and 462,000 gold ounces at year-end 2012 over 2011. These gains exclude the 18.0 million ounces of silver and 226,486 ounces of gold produced during 2012.
Companywide proven and probable silver reserves increased 2% from 2011 to 220.4 million ounces. Measured and indicated silver resources increased 36% in 2012 compared to 305.0 million ounces in 2011. Proven and probable gold reserves declined 13% to 2.0 million ounces in 2012 while measured and indicated gold resources increased 45% to 2.4 million ounces compared to year-end 2011.
At Rochester, the Company increased silver and gold reserves by 52% and 25%, respectively, over 2011 after producing 2.8 million silver ounces and 38,071 gold ounces in 2012. As described in the Company's January 17, 2013 news release, Rochester expects to increase production by 35 - 50% based on continued processing of historic stockpiles. These historic stockpiles contributed to the increases in silver and gold reserves.
At Palmarejo, year-end 2012 consolidated silver and gold measured and indicated resources increased 169% from 17.0 million to 45.7 million ounces of silver and 370% from 205,000 to 964,000 ounces of gold compared to year-end 2011.
Exploration
The Company invested $40.0 million in exploration in 2012, a 51% increase from 2011. A total of 625,152 feet (190,546 meters) were completed at the operations, with approximately 88% devoted to the operations. A similar portion of the

1.
EBITDA, operating cash flow, adjusted earnings and cash operating costs are non-GAAP measures. Please see tables in the Appendix for reconciliation to U.S. GAAP. Total debt includes short and long-term indebtedness and excludes capital leases and royalty obligations.

2.
Please refer to the tables in the Appendix for tons and average grades associated with references of contained ounces in each category in this news release. All reserves and resources reported herein comply with Canadian National Instrument 43-101.

$40.0 million exploration program for 2013 is focused on resource-to-reserve conversion at the operations.
During 2013, the Company plans to invest another $40.0 million in exploration with a goal to increase mineral resources and to further define its measured, indicated and inferred resources, which should drive increases in its mineral reserves.  The Company will focus in 2013 on 1) continuing to drill the historic stockpiles at Rochester to add low-cost reserves and resources; 2) expanding the existing reserves and resources at Palmarejo, including the nearby Guadalupe and La Patria deposits; 3) adding high-grade mineral resources at Kensington; 4) expanding the size of the mineral resources at the Joaquin project in Argentina; and 5) exploring for new silver and gold deposits at all of our properties.
Palmarejo, Mexico2
In 2012, the $19.9 million exploration program at the Palmarejo district completed 341,975 feet (104,234 meters) of drilling. This included 149,635 feet (45,609 meters) of surface and underground drilling around the current Palmarejo mine. The remainder was devoted to the Guadalupe and La Patria deposits and other new targets such as La Independencia in the district. In 2013, over 95% of a $15.8 million exploration program in Mexico is earmarked for the Palmarejo district.

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Year-end silver and gold measured and indicated resources grew 169% from 17.0 million to 45.7 million ounces of silver and 370% from 205,000 to 964,000 ounces of gold compared to year-end 2011. Gains were realized in the immediate Palmarejo mine area followed by La Patria and Guadalupe.

•	Guadalupe grew by 42% in silver and 31% in gold measured and indicated resources to 11.9 million ounces of silver and 134,000 ounces of gold, respectively.

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First time indicated resources from La Patria, located approximately nine kilometers from the main Palmarejo mine processing facility, totaled 9.8 million ounces of silver and 0.5 million ounces of gold. La Patria is being evaluated for standalone mining and processing and as feed for Palmarejo.

•	During 2012, drilling to expand the main known Palmarejo deposits focused on the Tucson-Chapotillo zones with surface drilling and on the Rosario, 76 and 108 zones with underground drilling.

•	At year-end 2012, Palmarejo's proven and probable reserves totaled 53.1 million ounces of silver and 665,000 ounces of gold.
Rochester, Nevada, USA2
The Company spent $3.9 million in exploration at Rochester in 2012, resulting in significant increases in reserves and measured and indicated resources at year-end 2012. The Company completed 138,121 feet (42,099 meters) of reverse circulation, Sonic® (rotary vibratory drilling) and core drilling at the Rochester North and West historic stockpiles, and Northwest Rochester, Nevada Packard and South Mystic areas in 2012. The Company has allocated $3.5 million for exploration at the Rochester property in 2013.

•	Drilling on just two of six historic stockpiles was successful in defining new mineral resources and mineral reserves at Rochester. Drilling will continue on these and the other stockpiles in 2013.

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Rochester's year-end silver proven and probable reserves were 44.9 million ounces of silver and 308,000 of gold, up 52% and 25%, respectively, over 2011. Silver measured and indicated resources increased 7% from 112.3 million ounces at year-end 2011 to 120.7 million ounces at year-end 2012.

Kensington, Alaska, USA2
During 2012, the Company spent $7.1 million on exploration at Kensington, completing 143,796 feet (43,829 meters) of core drilling mostly devoted to in-fill drilling of Block K and the Raven veins. Additional drilling focused on other targets such as Kensington South, the Ann Trend, Elmira and the historic Jualin mine. The Company plans for an additional underground drilling program in 2013 on Zone 10, Zone 50, Zone 30, Kensington South, Elmira vein, and Ann. Continued surface drilling is planned at Jualin and several other targets on the property. The total 2013 Kensington exploration program is expected to be $8.6 million.

1.
EBITDA, operating cash flow, adjusted earnings and cash operating costs are non-GAAP measures. Please see tables in the Appendix for reconciliation to U.S. GAAP. Total debt includes short and long-term indebtedness and excludes capital leases and royalty obligations.

2.
Please refer to the tables in the Appendix for tons and average grades associated with references of contained ounces in each category in this news release. All reserves and resources reported herein comply with Canadian National Instrument 43-101.

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Increased definition drilling to $3.9 million improved model reconciliation to production in 2012 has improved the Company's overall understanding of the Kensington deposit. This has enabled the Company to develop a more reliable and accurate mine plan, and improve exploration targeting, which is expected to subsequently add to the reserve and resource base.

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Drilling results at the Raven vein, located approximately 2,000 feet (600 meters) from the main underground workings at Kensington, identified initial proven and probable reserves of 50,400 ounces contained within 151,000 tons, at an average gold grade of 0.33 opt, 51% higher than the overall average reserve grade at Kensington.

•	Kensington's proven and probable reserves totaled 1.0 million ounces of gold compared with 1.3 million ounces of gold in 2011.
San Bartolomé, Bolivia2
In 2012, the Company invested $0.4 million in exploration trenching and sampling at several silver-bearing gravel deposits at San Bartolomé. The Company has planned a $0.7 million exploration program in 2013.

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Exploration in the second half of 2012 confirmed a new silver discovery called Pucka Loma, which occurs approximately 2.4 miles (4 kilometers) northwest of the San Bartolomé mill facility.  Exploration trenching and sampling has defined silver mineralization in two separate zones.  The largest of which, Pucka Loma Main, measures approximately 1,300 feet (400 meters) east to west by 2,800 feet (850 meters) north to south.  Infill trenching and sampling are underway now, the results of which will be used to prepare an estimate of the in-situ silver tons and grade.

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San Bartolomé has long lived proven and probable reserves of 109.1 million ounces of silver, after production of 5.9 million ounces of silver in 2012, compared with 118.0 million ounces of silver at year-end 2011.

Joaquin Project, Argentina2
The Company spent $5.8 million at the Joaquin project in the prolific mining province of Santa Cruz, Argentina, completing 54,809 feet of drilling (16,706 meters) at the two known deposits, La Negra and La Morocha, and conducting preliminary metallurgical work. Joaquin is located about 70 kilometers north of the Company's former Martha mine, which closed in September 2012. In December 2012, the Company acquired the remaining interest in Joaquin to consolidate its ownership. The Company has earmarked $3.3 million for exploration drilling in 2013, which is expected to expand the two deposits, allow the Company to test new targets on the property and to conduct further engineering and metallurgical work to advance the feasibility work.

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Joaquin's silver and gold ounces of measured and indicated resources increased by over 234% and 74%, respectively, from the pro forma 100% interest year-end 2011 mineral estimates, to 65.2 million ounces of silver and 61,000 ounces of gold.

•	The average silver grade of the measured and indicated mineral resources increased 52% from 2.48 to 3.78 ounces per ton.
Lejano Project, Argentina2
The Lejano project in Argentina, located approximately 80 kilometers north of Joaquin, reported first time indicated resources of 3.0 million ounces of silver and 10,000 ounces of gold and inferred resources of 5.7 million ounces of silver and 19,000 ounces of gold. In 2012, the Company invested $1.4 million at at Lejano completing 4,888 feet of drilling (1,490 meters). Coeur expects to invest $1.8 million in exploration activities at Lejano in 2013.
2013 Outlook
Estimated production for 2013 is provided in the table below and was reported in the Company's January 17, 2013 news release. 2013 cash operating costs1 after by-product credit (assuming the current gold price of approximately$1,650 per ounce), are expected to be $8.00 - $9.00 per silver ounce. Kensington's 2013 cash operating costs1 are expected to decline significantly to $900 - $950 per gold ounce. Higher silver and gold production and corresponding

1.
EBITDA, operating cash flow, adjusted earnings and cash operating costs are non-GAAP measures. Please see tables in the Appendix for reconciliation to U.S. GAAP. Total debt includes short and long-term indebtedness and excludes capital leases and royalty obligations.

2.
Please refer to the tables in the Appendix for tons and average grades associated with references of contained ounces in each category in this news release. All reserves and resources reported herein comply with Canadian National Instrument 43-101.

lower cash operating costs1 per ounce of silver and gold are expected in the second half of 2013 compared to the first half of the year. Capital expenditures for 2013 are estimated at $125 - $140 million, including $64 - $69 million in sustaining capital and $60 - $71 million in growth capital.
Table 4: 2013 Production Outlook

(silver ounces in thousands)	Country	Silver	Gold
Palmarejo	Mexico	7,700-8,300	98,000-105,000
San Bartolomé	Bolivia	5,300-5,700	—
Rochester	Nevada, USA	4,500-4,900	44,000-46,000
Endeavor	Australia	500-600	—
Kensington	Alaska, USA	—	108,000-114,000
Total		18,000-19,500	250,000-265,000
Conference Call Information
Coeur will hold a conference call to discuss the Company's 2012 and fourth quarter 2012 results at 1 p.m. Eastern time on February 21, 2013.
Dial-In Numbers:          (877) 768-0708 (US and Canada)
(660) 422-4718 (International)
Conference ID:         9061 3404
The conference call and presentation will also be webcast on the Company's website at www.coeur.com. A replay of the call will be available through March 14, 2013.
Replay number:          (855) 859-2056 (U.S. and Canada)
International replay:         (404) 537-3406 (International)

Conference ID:          9061 3404

Cautionary Statement
This news release contains forward-looking statements within the meaning of securities legislation in the United States and Canada, including statements regarding anticipated operating results, production levels, exploration results and operating costs. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause Coeur's actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include, among others, the risk that permits necessary for the planned Rochester expansion may not be obtained, the risks and hazards inherent in the mining business (including environmental hazards, industrial accidents, weather or geologically related conditions), changes in the market prices of gold and silver, the uncertainties inherent in Coeur's production, exploratory and developmental activities, including risks relating to permitting and regulatory delays and disputed mining claims, any future labor disputes or work stoppages, the uncertainties inherent in the estimation of gold and silver ore reserves, changes that could result from Coeur's future acquisition of new mining properties or businesses, reliance on third parties to operate certain mines where Coeur owns silver production and reserves, the loss of any third-party smelter to which Coeur markets silver and gold, the effects of environmental and other governmental regulations, the risks inherent in the ownership or operation of or investment in mining properties or businesses in foreign countries, Coeur's ability to raise additional financing necessary to conduct its business, make payments or refinance its debt, as well as other uncertainties and risk factors set out in filings made from time to time with the United States Securities and Exchange Commission, and the Canadian securities regulators, including, without limitation, Coeur's most recent reports on Form 10-K and Form 10-Q. Actual results, developments and timetables could vary significantly from the

1.
EBITDA, operating cash flow, adjusted earnings and cash operating costs are non-GAAP measures. Please see tables in the Appendix for reconciliation to U.S. GAAP. Total debt includes short and long-term indebtedness and excludes capital leases and royalty obligations.

estimates presented. Readers are cautioned not to put undue reliance on forward-looking statements. Coeur disclaims any intent or obligation to update publicly such forward-looking statements, whether as a result of new information, future events or otherwise. Current mineralized material estimates include disputed and undisputed claims at Rochester. While the Company believes it holds a superior position in the ongoing claim dispute, the Company believes an adverse legal outcome would cause it to modify mineralized material estimates. Additionally, Coeur undertakes no obligation to comment on analyses, expectations or statements made by third parties in respect of Coeur, its financial or operating results or its securities.
Donald J. Birak, Coeur's Senior Vice President of Exploration and a qualified person under Canadian National Instrument 43-101, supervised the preparation of the scientific and technical information concerning Coeur's mineral projects in this news release. For a description of the key assumptions, parameters and methods used to estimate mineral reserves and resources, as well as data verification procedures and a general discussion of the extent to which the estimates may be affected by any known environmental, permitting, legal, title, taxation, socio-political, marketing or other relevant factors, please see the Technical Reports for each of Coeur's properties as filed on SEDAR at www.sedar.com.
Cautionary Note to U.S. Investors-The United States Securities and Exchange Commission permits U.S. mining companies, in their filings with the SEC, to disclose only those mineral deposits that a company can economically and legally extract or produce. We may use certain terms in public disclosures, such as "measured," "indicated," "inferred” and “resources," that are recognized by Canadian regulations, but that SEC guidelines generally prohibit U.S. registered companies from including in their filings with the SEC. U.S. investors are urged to consider closely the disclosure in our Form 10-K which may be secured from us, or from the SEC's website at http://www.sec.gov.
Non-U.S. GAAP Measures
We supplement the reporting of our financial information determined under United States generally accepted accounting principles (U.S. GAAP) with certain non-U.S. GAAP financial measures, including cash operating costs, operating cash flow, adjusted earnings, and EBITDA. We believe that these adjusted measures provide meaningful information to assist management, investors and analysts in understanding our financial results and assessing our prospects for future performance. We believe these adjusted financial measures are important indicators of our recurring operations because they exclude items that may not be indicative of, or are unrelated to our core operating results, and provide a better baseline for analyzing trends in our underlying businesses. We believe cash operating costs, operating cash flow, adjusted earnings and EBITDA are important measures in assessing the Company's overall financial performance.
About Coeur
Coeur d'Alene Mines Corporation is the largest U.S.-based primary silver producer and a growing gold producer. The Company has four precious metals mines in the Americas generating strong production, sales and cash flow in continued robust metals markets. Coeur produces from its wholly owned operations: the Palmarejo silver-gold mine in Mexico, the San Bartolomé silver mine in Bolivia, the Rochester silver-gold mine in Nevada and the Kensington gold mine in Alaska. The Company also owns a non-operating interest in a low-cost mine in Australia, and conducts ongoing exploration activities in Mexico, Argentina, Nevada, Alaska and Bolivia.
For Additional Information:
Wendy Yang, Vice President of Investor Relations
(208) 665-0345
Stefany Bales, Director of Corporate Communications
(208) 667-8263
www.coeur.com

Table 5: Operating Statistics from Continuing Operations - (Unaudited):

	2012	2011	2010
PRIMARY SILVER OPERATIONS:
Palmarejo(1)
Tons milled	2,114,366	1,723,056	1,835,408
Ore grade/Ag oz	4.70	6.87	4.60
Ore grade/Au oz	0.05	0.08	0.06
Recovery/Ag oz (%)(1)	83.0	76.4	69.8
Recovery/Au oz (%)(1)	94.4	92.2	91.1
Silver production ounces(3)	8,236,013	9,041,488	5,887,576
Gold production ounces(3)	106,038	125,071	102,440
Cash operating costs/oz(4)	$1.33	$(0.97)	$4.10
Cash cost/oz(4)	$1.33	$(0.97)	$4.10
Total production cost/oz	$19.26	$16.80	$19.66
San Bartolomé
Tons milled	1,477,271	1,567,269	1,504,779
Ore grade/Ag oz	4.49	5.38	5.03
Recovery/Ag oz (%)	89.5	88.9	88.6
Silver production ounces(3)	5,930,394	7,501,367	6,708,775
Cash operating costs/oz(4)	$11.76	$9.10	$7.87
Cash cost/oz(4)	$12.95	$10.64	$8.67
Total production cost/oz	$15.81	$13.75	$11.72
Rochester(2)
Tons Mined	11,710,795	2,028,889	—
Ore grade/Ag oz	0.55	0.47	—
Ore grade/Au oz	0.0047	0.0047	—
Recovery/Ag oz (%)(2)	57.0	165.1	—
Recovery/Au oz (%)(2)	89.9	75.6	—
Silver production ounces(3)	2,801,405	1,392,433	2,023,423
Gold production ounces(3)	38,066	6,276	9,641
Cash operating costs/oz(4)	9.62	22.97	2.93
Cash cost/oz(4)	11.65	24.82	3.78
Total production cost/oz	14.05	27.21	4.82

1.	Recoveries are affected by timing inherent in the leaching process.

2.	Recoveries at Rochester are affected by residual leaching on Stage IV pad and timing differences inherent in the heap leaching process.

	2012	2011	2010
Martha(5)
Tons milled	100,548	101,167	56,401
Ore grade/Ag oz	4.01	6.29	31.63
Ore grade/Au oz	0.0035	0.0082	0.04
Recovery/Ag oz (%)	80.3	83.2	88.3
Recovery/Au oz (%)	72.2	74.0	84.1
Silver production ounces	323,386	529,602	1,575,827
Gold production ounces	257	615	1,838
Cash operating costs/oz(4)	$49.77	$32.79	$13.16
Cash cost/oz(4)	$50.71	$34.08	$14.14
Total production cost/oz	$55.03	$36.19	$20.02
Endeavor
Tons milled	791,209	743,936	653,550
Ore grade/Ag oz	2.26	1.83	1.96
Recovery/Ag oz (%)	41.0	45.0	44.3
Silver production ounces	734,008	613,361	566,134
Cash operating costs/oz(4)	$17.27	$18.87	$10.15
Cash cost/oz(4)	$17.27	$18.87	$10.15
Total production cost/oz	$23.52	$24.00	$13.66
GOLD OPERATIONS:
Kensington
Tons milled	394,780	415,340	174,028
Ore grade/Au oz	0.22	0.23	0.28
Recovery/Au oz (%)	95.6	92.7	89.9
Gold production ounces(3)	82,125	88,420	43,143
Cash operating costs/oz(4)	$1,358	$1,088	$989
Cash cost/oz(4)	$1,358	$1,088	$989
Total production cost/oz	$1,865	$1,494	$1,394
CONSOLIDATED PRODUCTION TOTALS
Silver ounces(3)	18,025,206	19,078,251	16,761,735
Gold ounces(3)	226,486	220,382	157,062
Cash operating costs/oz(4)	$7.57	$6.31	$6.53
Cash cost per oz/silver(4)	$8.30	$7.09	$7.05
Total production cost/oz	$18.14	$17.14	$14.52
CONSOLIDATED SALES TOTALS
Silver ounces sold(3)	17,965,383	19,057,503	17,221,335
Gold ounces sold(3)	213,185	238,551	130,142
Realized price per silver ounce	$30.92	$35.15	$20.99
Realized price per gold ounce	$1,665	$1,558	$1,237

(1)	Palmarejo commenced commercial production on April 20, 2009. Mine statistics do not represent normal operating results

(2)
The leach cycle at Rochester requires 5 to 10 years to recover gold and silver contained in the ore. The Company estimates the metallurgical recovery to be approximately 61% for silver and 92% for gold. Current recovery may vary significantly from ultimate recovery. See Critical Accounting Policies and Estimates — Ore on Leach Pad.

(3)	Current production ounces and recoveries reflect final metal settlements of previously reported production ounces.

(4)	See "Reconciliation of Non-GAAP Cash Costs to GAAP Production Costs."

(5)	The Martha mine ceased active mining operations in September of 2012.

Table 6:
COEUR D’ALENE MINES CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS - (Unaudited)

	December 31, 2012	December 31, 2011
ASSETS	(In thousands, except share data)
CURRENT ASSETS
Cash and cash equivalents	$125,440	$175,012
Short term investments	999	20,254
Receivables	62,438	83,497
Ore on leach pad	22,991	27,252
Metal and other inventory	170,670	132,781
Deferred tax assets	2,458	1,869
Restricted assets	396	60
Prepaid expenses and other	20,790	24,218
	406,182	464,943
NON-CURRENT ASSETS
Property, plant and equipment, net	683,860	687,676
Mining properties, net	1,991,951	2,001,027
Ore on leach pad, non-current portion	21,356	6,679
Restricted assets	24,970	28,911
Marketable securities	27,065	19,844
Receivables, non-current portion	48,767	40,314
Debt issuance costs, net	3,713	1,889
Deferred tax assets	955	263
Other	12,582	12,895
TOTAL ASSETS	$3,221,401	$3,264,441
LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$57,482	$78,590
Accrued liabilities and other	10,002	13,126
Accrued income taxes	27,108	47,803
Accrued payroll and related benefits	21,306	16,240
Accrued interest payable	478	559
Current portion of debt and capital leases	55,983	32,602
Current portion of royalty obligation	65,104	61,721
Current portion of reclamation and mine closure	668	1,387
Deferred tax liabilities	121	53
	238,252	252,081
NON-CURRENT LIABILITIES
Long-term debt and capital leases	3,460	115,861
Non-current portion of royalty obligation	141,879	169,788
Reclamation and mine closure	34,670	32,371
Deferred tax liabilities	577,488	527,573
Other long-term liabilities	27,372	30,046
	784,869	875,639
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS’ EQUITY
Common stock, par value $0.01 per share; authorized 150,000,000 shares, issued and outstanding 90,342,338 at December 31, 2012 and 89,655,124 at December 31, 2011	903	897
Additional paid-in capital	2,601,254	2,585,632
Accumulated deficit	(396,156)	(444,833)
Accumulated other comprehensive loss	(7,721)	(4,975)
	2,198,280	2,136,721
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$3,221,401	$3,264,441

Table 7:
COEUR D’ALENE MINES CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS - (Unaudited)

	Years Ended December 31,
	2012	2011	2010
	(In thousands, except share data)
Sales of metal	$895,492	$1,021,200	$515,457
Production costs applicable to sales	(456,757)	(419,956)	(257,636)
Depreciation, depletion and amortization	(218,857)	(224,500)	(141,619)
Gross profit	219,878	376,744	116,202
COSTS AND EXPENSES
Administrative and general	32,977	31,379	24,176
Exploration	26,270	19,128	14,249
Loss on impairment	5,825	—	—
Pre-development, care, maintenance and other	1,261	19,441	2,877
Total cost and expenses	66,333	69,948	41,302
OPERATING INCOME	153,545	306,796	74,900
OTHER INCOME AND EXPENSE, NET
Loss on debt extinguishments	(1,036)	(5,526)	(20,300)
Fair value adjustments, net	(23,487)	(52,050)	(117,094)
Interest income and other, net	14,436	(6,610)	771
Interest expense, net of capitalized interest	(26,169)	(34,774)	(30,942)
Total other income and expense, net	(36,256)	(98,960)	(167,565)
Income (loss) from continuing operations before income taxes	117,289	207,836	(92,665)
Income tax (provision) benefit	(68,612)	(114,337)	9,481
Income (loss) from continuing operations	$48,677	$93,499	$(83,184)
Loss from discontinued operations	—	—	(6,029)
Loss on sale of net assets of discontinued operations	—	—	(2,095)
NET INCOME (LOSS)	$48,677	$93,499	$(91,308)
BASIC AND DILUTED INCOME (LOSS) PER SHARE
Basic income (loss) per share:
Net income (loss) from continuing operations	$0.54	$1.05	$(0.95)
Net income (loss) from discontinued operations	—	—	(0.10)
Net income (loss)	0.54	1.05	(1.05)
Diluted income (loss) per share:
Net income (loss) from continuing operations	$0.54	$1.04	$(0.95)
Net income (loss) from discontinued operations	$—	$—	$(0.10)
Net income (loss)	$0.54	$1.04	$(1.05)
Weighted average number of shares of common stock
Basic	89,437	89,383	87,185
Diluted	89,603	89,725	87,185

Table 8:
COEUR D’ALENE MINES CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS - (Unaudited)

	Years ended December 31,
	2012	2011	2010
	(In thousands)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$48,677	$93,499	$(91,308)
Add (deduct) non-cash items
Depreciation, depletion and amortization	218,857	224,500	143,813
Accretion of discount on debt and other assets, net	3,431	4,041	3,374
Accretion of royalty obligation	18,294	21,550	19,018
Deferred income taxes	16,163	51,792	(37,628)
Loss on debt extinguishment	1,036	5,526	20,300
Fair value adjustments, net	18,421	46,450	115,458
Loss (gain) on foreign currency transactions	(1,381)	380	3,867
Share-based compensation	8,010	8,122	7,217
Loss (gain) on sale of assets	1,101	(1,145)	(25)
Loss on impairment	5,825	—	—
Loss (gain) on asset retirement	279	(335)	(167)
Changes in operating assets and liabilities:
Receivables and other current assets	9,756	(21,950)	(6,228)
Prepaid expenses and other	2,489	(8,839)	5,871
Inventories	(48,305)	(30,408)	(47,887)
Accounts payable and accrued liabilities	(31,019)	22,990	29,888
CASH PROVIDED BY OPERATING ACTIVITIES	271,634	416,173	165,563
CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(115,641)	(119,988)	(155,994)
Acquisition of Joaquin mineral interests	(29,297)	—	—
Purchase of short term investments and marketable securities	(12,959)	(49,501)	(5,872)
Proceeds from sales and maturities of short term investments, marketable securities	21,695	6,246	24,244
Other	3,087	2,282	5,927
CASH USED IN INVESTING ACTIVITIES	(133,115)	(160,961)	(131,695)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of notes and bank borrowings	—	27,500	176,166
Payments on long-term debt, capital leases, and associated costs	(97,170)	(85,519)	(106,827)
Payments on gold production royalty	(74,734)	(73,191)	(43,125)
Proceeds from gold lease facility	—	—	18,445
Payments on gold lease facility	—	(13,800)	(37,977)
Proceeds from sale-leaseback transactions	—	—	4,853
Reductions of (additions to) restricted assets associated with the Kensington Term Facility	4,645	(1,326)	(2,353)
Share repurchases	(19,971)	—	—
Other	(861)	18	286
CASH (USED IN) PROVIDED BY FINANCING ACTIVITIES	(188,091)	(146,318)	9,468
(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(49,572)	108,894	43,336
Cash and cash equivalents at beginning of period	175,012	66,118	22,782
Cash and cash equivalents at end of period	$125,440	$175,012	$66,118

Table 9:
Operating Cash Flow Reconciliation - (Unaudited)

(in thousands)	4Q 2012	3Q 2012	2Q 2012	1Q 2012	4Q 2011

Cash provided by operating activities	$61,694	$79,735	$113,203	$17,002	$87,412
Changes in operating assets and liabilities:
Receivables and other current assets	(8,040)	5,648	(10,319)	2,956	(8,904)
Prepaid expenses and other	(3,054)	2,481	2,857	(4,774)	8,839
Inventories	12,919	13,762	(3,097)	24,722	17,574
Accounts payable and accrued liabilities	15,706	(24,341)	(14,276)	53,929	(7,452)
Operating Cash Flow	$79,225	$77,285	$88,368	$93,835	$97,469

(in thousands)	2012	2011

Cash provided by operating activities	$271,634	$416,173
Changes in operating assets and liabilities:
Receivables and other current assets	(9,756)	21,950
Prepaid expenses and other	(2,489)	8,839
Inventories	48,305	30,408
Accounts payable and accrued liabilities	31,019	(22,990)
Operating Cash Flow	$338,713	$454,380

Table 10:
EBITDA Reconciliation - (Unaudited)

(in thousands)	4Q 2012	3Q 2012	2Q 2012	1Q 2012	4Q 2011
Net income (loss)	$37,550	$(15,821)	$22,973	$3,975	$11,364
Income tax provision	11,839	17,475	23,862	15,436	52,390
Interest expense, net of capitalized interest	4,591	7,351	7,557	6,670	8,222
Interest and other income	14	(12,664)	3,221	(5,007)	4,697
Fair value adjustments, net	(21,235)	37,648	(16,039)	23,113	(19,035)
Loss on debt extinguishments	1,036	—	—	—	3,886
Depreciation and depletion	52,397	52,844	61,024	52,592	58,166
EBITDA	$86,192	$86,833	$102,598	$96,779	$119,690

(in thousands)	2012	2011
Net income (loss)	$48,677	$93,499
Income tax provision	68,612	114,337
Interest expense, net of capitalized interest	26,169	34,774
Interest and other income (loss), net	(14,436)	6,610
Fair value adjustments, net	23,487	52,050
Loss on debt extinguishments	1,036	5,526
Depreciation, depletion, and amortization	218,857	224,500
EBITDA	$372,402	$531,296

Table 11:
Adjusted Earnings Reconciliation - (Unaudited)

(in thousands)	4Q 2012	3Q 2012	2Q 2012	1Q 2012	4Q 2011
Net income (loss)	$37,550	$(15,821)	$22,973	$3,975	$11,364
Share based compensation	1,476	3,364	1,033	2,137	2,861
Deferred income tax provision	3,738	(4,942)	9,690	7,677	38,614
Interest expense, accretion of royalty obligation	3,946	4,276	5,492	4,580	5,523
Fair value adjustments, net	(21,235)	37,648	(16,039)	23,113	(19,035)
Loss on impairment	(281)	1,293	4,813	—	—
Gain on debt extinguishments	1,036	—	—	—	3,886
Adjusted Earnings	$26,230	$25,818	$27,962	$41,482	$43,213

(in thousands)	2012	2011
Net income (loss)	$48,677	$93,499
Share based compensation	8,010	8,122
Deferred income tax provision	16,163	51,792
Interest expense, accretion of royalty obligation	18,294	21,550
Fair value adjustments, net	23,487	52,050
Loss on impairment	5,825	—
Loss on debt extinguishments	1,036	5,526
Adjusted Earnings	$121,492	$232,539

Table 12:
Results of Operations by Mine - Palmarejo - (Unaudited)

in millions of US$	2012	4Q 2012	3Q 2012	2Q 2012	1Q 2012	4Q 2011
Sales of metal	$442.1	$79.4	$102.6	$136.4	$123.7	$134.3
Production costs	$197.5	$40.4	$48.7	$62.5	$45.9	$47.0
EBITDA	$237.0	$36.6	$51.6	$72.3	$76.5	$83.7
Operating income	$90.4	$4.5	$17.7	$29.5	$38.8	$38.7
Operating cash flow	$233.1	$33.2	$54.9	$63.6	$81.4	$77.4
Capital expenditures	$38.5	$8.8	$11.3	$11.2	$7.2	$12.1
Gross profit	$98.0	$6.8	$20.0	$31.1	$40.1	$44.7
Gross margin	22.2%	8.7%	19.5%	22.8%	32.4%	33.3%

	2012	4Q 2012	3Q 2012	2Q 2012	1Q 2012	4Q 2011
Underground Operations:
Tons mined	604,522	139,925	143,747	162,820	158,030	191,966
Average silver grade (oz/t)	6.99	4.70	6.13	8.91	7.82	8.04
Average gold grade (oz/t)	0.11	0.08	0.09	0.14	0.11	0.11
Surface Operations:
Tons mined	1,559,245	465,498	424,380	321,758	347,609	321,881
Average silver grade (oz/t)	3.58	2.62	2.79	4.14	5.32	5.88
Average gold grade (oz/t)	0.03	0.02	0.03	0.04	0.04	0.05
Processing:
Total tons milled	2,114,366	563,123	532,775	489,924	528,543	505,619
Average recovery rate – Ag	83.0%	84.2%	90.0%	84.2%	76.8%	77.9%
Average recovery rate – Au	94.4%	91.4%	102.5%	92.0%	93.3%	92.4%
Silver production - oz (000's)	8,236	1,555	1,833	2,365	2,483	2,690
Gold production - oz	106,038	19,998	23,702	31,258	31,081	34,108
Cash operating costs/Ag Oz	$1.33	$7.55	$3.75	$(0.85)	$(2.27)	$(2.13)

Table 13:
Co-Product Cash Cost Per Ounce for Palmarejo - (Unaudited)

	2012	2011	2010
Cash operating cost per ounce:
Silver	$13.45	$12.82	$19.90
Gold	$742	$581	$328
Total cash cost per ounce:
Silver	$13.45	$12.82	$19.90
Gold	$742	$581	$328

Table 14:
Reconciliation of EBITDA for Palmarejo - (Unaudited)

in millions of US$	2012	4Q 2012	3Q 2012	2Q 2012	1Q 2012	4Q 2011
Sales of metal	$442.1	$79.4	$102.6	$136.4	$123.7	$134.3
Production costs applicable to sales	$(197.5)	$(40.4)	$(48.7)	$(62.5)	$(45.9)	$(47.0)
Administrative and general	$—	$—	$—	$—	$—	$—
Exploration	$(7.6)	$(2.4)	$(2.3)	$(1.6)	$(1.3)	$(2.8)
Pre-development care and maintenance and other	$—	$—	$—	$—	$—	$(0.8)
EBITDA	$237.0	$36.6	$51.6	$72.3	$76.5	$83.7

Table 15:
Operating Cash Flow for Palmarejo - (Unaudited)

in millions of US$	2012	4Q 2012	3Q 2012	2Q 2012	1Q 2012	4Q 2011
Cash provided by operating activities	$237.0	$22.9	$58.2	$90.5	$65.3	$70.9
Changes in operating assets and liabilities:
Receivables and other current assets	$(12.5)	$(1.3)	$(4.1)	$(12.5)	$5.4	$5.7
Prepaid expenses and other	$(3.2)	$(1.0)	$(0.8)	$0.5	$(1.9)	$(3.2)
Inventories	$(0.8)	$3.6	$2.5	$(11.5)	$4.6	$9.9
Accounts payable and accrued liabilities	$12.6	$9.0	$(0.9)	$(3.4)	$8.0	$(5.9)
Operating Cash Flow	$233.1	$33.2	$54.9	$63.6	$81.4	$77.4

Table 16:
Results of Operations by Mine - San Bartolomé - (Unaudited)

in millions of US$	2012	4Q 2012	3Q 2012	2Q 2012	1Q 2012	4Q 2011
Sales of metal	$178.0	$37.0	$46.2	$53.4	$41.4	$62.8
Production costs	$71.4	$15.1	$19.9	$22.8	$13.6	$21.4
EBITDA	$106.3	$21.9	$26.2	$30.5	$27.7	$41.2
Operating income	$89.6	$17.5	$22.0	$26.6	$23.5	$34.9
Operating cash flow	$72.4	$17.4	$11.2	$23.0	$20.8	$28.7
Capital expenditures	$25.7	$3.3	$4.4	$7.8	$10.2	$6.5
Gross profit	$89.7	$17.6	$22.1	$26.5	$23.5	$35.3
Gross margin	50.5%	47.7%	47.8%	49.6%	56.8%	56.2%

	2012	4Q 2012	3Q 2012	1Q 2012	1Q 2012	4Q 2011
Tons milled	1,477,271	363,813	344,349	391,005	378,104	371,983
Average silver grade (oz/t)	4.5	4.2	4.9	4.3	4.6	5.4
Average recovery rate	89.5%	88%	90.3%	88.3%	91.2%	90.5%
Silver production (000's)	5,930	1,343	1,526	1,470	1,591	1,997
Cash operating costs/Ag Oz	$11.76	$13.97	$12.13	$11.05	$10.21	$9.18

Table 17:
Reconciliation of EBITDA for San Bartolomé - (Unaudited)

in millions of US$	2012	4Q 2012	3Q 2012	2Q 2012	1Q 2012	4Q 2011
Sales of metal	$178.0	$37.1	$46.2	$53.4	$41.4	$62.8
Production costs applicable to sales	(71.4)	(15.1)	(19.9)	(22.8)	(13.6)	(21.4)
Administrative and general	—	—	—	—	—	—
Exploration	(0.3)	(0.1)	(0.1)	(0.1)	(0.1)	—
Pre-development care and maintenance and other	—	—	—	—	—	(0.2)
EBITDA	$106.3	$21.9	$26.2	$30.5	$27.7	$41.2

Table 18:
Operating Cash Flow for San Bartolomé - (Unaudited)

in millions of US$	2012	4Q 2012	3Q 2012	2Q 2012	1Q 2012	4Q 2011
Cash provided by (used in) operating activities	$33.0	$9.5	$19.8	$31.0	$(27.4)	$22.3
Changes in operating assets and liabilities:
Receivables and other current assets	$5.6	$(3.0)	$7.1	$(0.6)	$2.2	$0.2
Prepaid expenses and other	$0.9	$(1.4)	$0.8	$4.4	$(2.8)	$4.6
Inventories	$16.0	$9.6	$5.0	$(3.4)	$4.7	$2.9
Accounts payable and accrued liabilities	$16.9	$2.7	$(21.5)	$(8.4)	$44.1	$(1.3)
Operating Cash Flow	$72.4	$17.4	$11.2	$23.0	$20.8	$28.7

Table 19:
Results of Operations by Mine - Kensington - (Unaudited)

in millions of US$	2012	4Q 2012	3Q 2012	2Q 2012	1Q 2012	4Q 2011
Sales of metal	$111.0	$43.0	$36.5	$21.1	$10.4	$32.9
Production costs	$87.1	$27.0	$26.9	$16.1	$17.1	$31.7
EBITDA	$20.6	$14.7	$8.1	$4.7	$(6.9)	$0.5
Operating income/(loss)	$(21.1)	$0.9	$(3.5)	$(5.0)	$(13.6)	$(6.6)
Operating cash flow	$14.6	$14.5	$7.3	$0.6	$(7.8)	$(4.1)
Capital expenditures	$37.0	$7.8	$9.0	$9.3	$10.9	$12.0
Gross profit/(loss)	$(17.7)	$2.2	$(1.9)	$(4.7)	$(13.3)	$(5.7)
Gross margin	(15.9)%	5.1%	(5.2)%	(22.3)%	(127.9)%	(17.3)%

	2012	4Q 2012	3Q 2012	2Q 2012	1Q 2012	4Q 2011
Tons mined	395,843	140,626	113,770	84,632	56,815	68,831
Tons milled	394,780	129,622	123,428	97,794	43,936	71,700
Average gold grade (oz/t)	0.20	0.23	0.21	0.23	0.18	0.19
Average recovery rate	95.6%	96.9%	95.9%	94.2%	93.4%	96.5%
Gold production	82,125	28,718	24,391	21,572	7,444	13,299
Cash operating costs/Ag Oz	$1,358	$1,065	$1,298	$1,348	$2,709	$1,807

Table 20:
Reconciliation of EBITDA for Kensington - (Unaudited)

in millions of US$	2012	4Q 2012	3Q 2012	2Q 2012	1Q 2012	4Q 2011
Sales of metal	$111.0	$43.0	$36.5	$21.1	$10.4	$32.9
Production costs applicable to sales	(87.1)	(27.0)	(26.9)	(16.1)	(17.1)	(31.7)
Administrative and general	—	—	—	—	—	—
Exploration	(3.2)	(1.3)	(1.5)	(0.3)	(0.2)	(0.5)
Pre-development care and maintenance and other	(0.1)	—	—	—	—	(0.2)
EBITDA	$20.6	$14.7	$8.1	$4.7	$(6.9)	$0.5

Table 21:
Operating Cash Flow for Kensington - (Unaudited)

	2012	4Q 2012	3Q 2012	2Q 2012	1Q 2012	4Q 2011
Cash provided by operating activities	$10.1	$16.5	$5.0	$(12.5)	$1.1	$9.3
Changes in operating assets and liabilities:
Receivables and other current assets	$(6.0)	$(2.6)	$2.3	$4.6	$(10.3)	$(5.1)
Prepaid expenses and other	$(1.3)	$(0.4)	$0.5	$(0.5)	$(1.0)	$0.5
Inventories	$14.6	$(0.3)	$1.8	$9.9	$3.3	$(10.1)
Accounts payable and accrued liabilities	$(2.8)	$1.3	$(2.3)	$(0.9)	$(0.9)	$1.3
Operating Cash Flow	$14.6	$14.5	$7.3	$0.6	$(7.8)	$(4.1)

Table 22:
Results of Operations by Mine - Rochester - (Unaudited)

in millions of US$	2012	4Q 2012	3Q 2012	2Q 2012	1Q 2012	4Q 2011
Sales of metal	$132.4	$43.2	$36.2	$34.2	$18.8	$11.1
Production costs	$74.3	$22.9	$21.0	$20.8	$9.6	$4.2
EBITDA	$53.1	$21.4	$12.9	$11.6	$7.2	$3.2
Operating income	$45.1	$19.2	$10.9	$9.5	$5.5	$4.6
Operating cash flow	$53.5	$21.5	$13.0	$11.8	$7.2	$3.4
Capital expenditures	$11.8	$1.5	$4.8	$2.9	$2.6	$7.7
Gross profit	$50.1	$18.0	$13.2	$11.3	$7.6	$5.9
Gross margin	37.8%	41.7%	36.5%	33.0%	40.4%	53.2%

	2012	4Q 2012	3Q 2012	2Q 2012	1Q 2012	4Q 2011
Tons mined	11,710,795	3,031,428	3,170,129	2,585,914	2,923,324	1,170,397
Average silver grade (oz/t)	0.55	0.51	0.52	0.63	0.55	0.54
Average gold grade (oz/t)	0.005	0.005	0.004	0.005	0.004	0.004
Silver production (000's)	2,801	828	819	713	441	373
Gold production	38,066	12,055	10,599	10,120	5,292	1,993
Cash operating costs/Ag Oz	$9.62	$2.17	$9.58	$9.83	$23.35	$37.99

Table 23:
Co-Product Cash Cost Per Ounce for Rochester - (Unaudited)

	2012	2011	2010
Cash operating cost per ounce:
Silver	$19.20	$25.34	$4.20
Gold	$962	$1,050	$952
Total cash cost per ounce:
Silver	$20.40	$26.91	$4.61
Gold	$1,023	$1,115	$1,045

Table 24:
Reconciliation of EBITDA for Rochester - (Unaudited)

in millions of US$	2012	4Q 2012	3Q 2012	2Q 2012	1Q 2012	4Q 2011
Sales of metal	$132.4	$43.2	$36.2	$34.2	$18.8	$11.1
Production costs applicable to sales	(74.3)	(22.9)	(21.0)	(20.8)	(9.6)	(4.2)
Administrative and general	—	—	—	—	—	—
Exploration	(3.6)	(0.6)	(1.2)	(1.1)	(0.7)	(1.5)
Pre-development care and maintenance and other	(1.4)	1.7	(1.1)	(0.7)	(1.3)	(2.2)
EBITDA	$53.1	$21.4	$12.9	$11.6	$7.2	$3.2

Table 25:
Operating Cash Flow for Rochester - (Unaudited)

in millions of US$	2012	4Q 2012	3Q 2012	2Q 2012	1Q 2012	4Q 2011
Cash provided by (used in) operating activities	$28.4	$18.2	$7.3	$10.1	$(7.1)	$(11.4)
Changes in operating assets and liabilities:
Receivables and other current assets	$0.3	$(0.6)	$0.6	$(0.1)	$0.3	$(0.2)
Prepaid expenses and other	$0.9	$0.3	$0.2	$(1.0)	$1.4	$0.7
Inventories	$22.5	$0.9	$6.5	$3.9	$11.2	$14.2
Accounts payable and accrued liabilities	$1.4	$2.7	$(1.6)	$(1.1)	$1.4	$0.1
Operating Cash Flow	$53.5	$21.5	$13.0	$11.8	$7.2	$3.4

Table 26:
Results of Operations by Mine - Martha(1) - (Unaudited)

in millions of US$	2012	4Q 2012	3Q 2012	2Q 2012	1Q 2012	4Q 2011
Sales of metal	$13.2	$0.5	$4.9	$4.1	$3.6	$2.8
Production costs	$17.7	$0.4	$6.5	$7.1	$3.7	$3.9
EBITDA	$(21.1)	$(2.7)	$(4.2)	$(10.6)	$(3.7)	$(3.3)
Operating loss	$(21.8)	$(2.0)	$(4.2)	$(11.3)	$(4.3)	$(3.0)
Operating cash flow	$(16.8)	$(2.8)	$(3.4)	$(5.5)	$(5.1)	$(5.0)
Capital expenditures	$1.2	$—	$—	$0.5	$0.7	$1.4
Gross profit (loss)	$(5.2)	$0.7	$(1.5)	$(3.7)	$(0.7)	$(1.7)
Gross margin	(39.4)%	140.0%	(32.7)%	(90.2)%	(19.4)%	(60.7)%

	2012	4Q 2012	3Q 2012	2Q 2012	1Q 2012	4Q 2011
Total tons milled	100,548	—	27,281	39,199	34,068	37,141
Average silver grade (oz/t)	4.00	—	4.17	3.52	4.43	4.65
Average gold grade (oz/t)	—	—	—	—	—	0.01
Average recovery rate – Ag	80.3%	—%	81.5%	78.2%	81.4%	75.2%
Average recovery rate – Au	72.2%	—%	82.6%	72.4%	64.6%	74.2%
Silver production (000's)	323	—	93	108	123	130
Cash operating costs/Ag Oz	$49.77	$—	$48.12	$55.07	$46.48	$33.75
1. The Martha mine ceased active operations in September of 2012.

Table 27:
Reconciliation of EBITDA for Martha - (Unaudited)

in millions of US$	2012	4Q 2012	3Q 2012	2Q 2012	1Q 2012	4Q 2011
Sales of metal	$13.2	$0.5	$4.9	$4.1	$3.6	$2.8
Production costs applicable to sales	(17.7)	(0.4)	(6.5)	(7.1)	(3.7)	(3.9)
Administrative and general	—	—	—	—	—	—
Exploration	(8.7)	(1.3)	(1.2)	(2.8)	(3.4)	(2.1)
Pre-development care and maintenance and other	(7.9)	(1.5)	(1.4)	(4.8)	(0.2)	(0.1)
EBITDA	$(21.1)	$(2.7)	$(4.2)	$(10.6)	$(3.7)	$(3.3)

Table 28:
Operating Cash Flow for Martha - (Unaudited)

in millions of US$	2012	4Q 2012	3Q 2012	2Q 2012	1Q 2012	4Q 2011
Cash provided by (used in) operating activities	$(16.6)	$(2.2)	$(3.9)	$(3.3)	$(7.1)	$(3.2)
Changes in operating assets and liabilities:
Receivables and other current assets	1.3	(0.8)	(0.9)	(0.6)	3.5	(0.9)
Prepaid expenses and other	(0.1)	—	(0.1)	0.1	(0.1)	(0.3)
Inventories	(4.1)	(0.5)	(1.7)	(2.3)	0.4	0.4
Accounts payable and accrued liabilities	2.7	0.7	3.2	0.6	(1.8)	(1.0)
Operating Cash Flow	$(16.8)	$(2.8)	$(3.4)	$(5.5)	$(5.1)	$(5.0)

Table 29:
Results of Operations by Mine - Endeavor - (Unaudited)

in millions of US$	2012	4Q 2012	3Q 2012	2Q 2012	1Q 2012	4Q 2011
Sales of metal	$18.8	$2.8	$4.1	$5.2	$6.7	$2.8
Production costs	$8.8	$1.6	$2.0	$2.6	$2.7	$1.0
EBITDA	$10.0	$1.3	$2.1	$2.6	$4.0	$1.8
Operating income	$5.4	$0.8	$1.3	$1.1	$2.3	$1.1
Operating cash flow	$10.0	$1.3	$1.7	$2.8	$4.2	$2.1
Capital expenditures	$—	$—	$—	$—	$—	$—
Gross profit	$5.4	$0.8	$1.3	$1.1	$2.3	$1.1
Gross margin	28.7%	28.6%	31.7%	21.2%	34.3%	39.3%

	2012	4Q 2012	3Q 2012	2Q 2012	1Q 2012	4Q 2011
Silver Production (000's)	734	105	140	240	248	111
Cash operating costs/Ag Oz	$17.27	$19.92	$15.97	$17.50	$16.64	$14.74

Table 30:
Reconciliation of EBITDA for Endeavor - (Unaudited)

in millions of US$	2012	4Q 2012	3Q 2012	2Q 2012	1Q 2012	4Q 2011
Sales of metal	$18.8	$2.8	$4.1	$5.2	$6.7	$2.8
Production costs applicable to sales	(8.8)	(1.5)	(2.0)	(2.6)	(2.7)	(1.0)
Administrative and general	—	—	—	—	—	—
Exploration	—	—	—	—	—	—
Pre-development care and maintenance and other	—	—	—	—	—	—
EBITDA	$10.0	$1.3	$2.1	$2.6	$4.0	$1.8

Table 31:
Operating Cash Flow for Endeavor - (Unaudited)

in millions of US$	2012	4Q 2012	3Q 2012	2Q 2012	1Q 2012	4Q 2011
Cash provided by operating activities	$10.0	$1.6	$1.5	$3.6	$3.2	$2.1
Changes in operating assets and liabilities:
Receivables and other current assets	0.2	(0.3)	0.5	(1.7)	1.7	(1.2)
Prepaid expenses and other	—	—	—	—	—	—
Inventories	0.2	(0.3)	(0.3)	0.2	0.6	0.1
Accounts payable and accrued liabilities	(0.4)	0.3		0.7	(1.3)	1.1
Operating Cash Flow	$10.0	$1.3	$1.7	$2.8	$4.2	$2.1

Table 32:
Reconciliation of Non-U.S. GAAP Cash Costs to U.S. GAAP Production Costs
Three months ended December 31, 2012 - (Unaudited)

(In thousands except ounces and per ounce costs)	Palmarejo	San Bartolomé	Kensington	Rochester	Martha(1)	Endeavor	Total
Total Cash Operating Cost (Non-U.S. GAAP)	$11,732	$18,765	$30,588	$1,795	$(16)	$2,104	$64,968
Royalties	—	1,712	—	1,528	—	—	3,240
Production taxes	—	—	—	940	—	—	940
Total Cash Costs (Non-U.S. GAAP)	$11,732	$20,477	$30,588	$4,263	$(16)	$2,104	$69,148
Add/Subtract:
Third party smelting costs	—	—	(3,865)	—	16	(805)	(4,654)
By-product credit	34,314	—	—	20,682	—	—	54,996
Other adjustments	317	(387)	—	(1,755)	—	—	(1,825)
Change in inventory	(5,955)	(4,980)	288	(265)	407	253	(10,252)
Depreciation, depletion and amortization	32,058	4,258	13,809	2,302	(702)	457	52,182
Production costs applicable to sales, including depreciation, depletion and amortization (U.S. GAAP)	$72,466	$19,368	$40,820	$25,227	$(295)	$2,009	$159,595
Production of silver (ounces)	1,554,606	1,343,035	—	828,013	—	105,615	3,831,269
Cash operating cost per silver ounce	$7.55	$13.97	$—	$2.17	$—	$19.92	$8.97
Cash costs per silver ounce	$7.55	$15.25	$—	$5.15	$—	$19.92	$10.06
Production of gold (ounces)	—	—	28,718	—	—	—	28,718
Cash operating cost per gold ounce	$—	$—	$1,065	$—	$—	$—	$1,065
Cash cost per gold ounce	$—	$—	$1,065	$—	$—	$—	$1,065

Table 33:
Reconciliation of Non-U.S. GAAP Cash Costs to U.S. GAAP Production Costs
Twelve months ended December 31, 2012 - (Unaudited)

(In thousands except ounces and per ounce costs)	Palmarejo	San Bartolomé	Kensington	Rochester	Martha(1)	Endeavor	Total
Total Cash Operating Cost (Non-U.S. GAAP)	$10,958	$69,771	$111,499	$26,959	$16,094	$12,675	$247,956
Royalties	—	7,084	—	3,487	306	—	10,877
Production taxes	—	—	—	2,195	—	—	2,195
Total Cash Costs (Non-U.S. GAAP)	$10,958	$76,855	$111,499	$32,641	$16,400	$12,675	$261,028
Add/Subtract:
Third party smelting costs	—	—	(10,910)	—	(3,943)	(3,648)	(18,501)
By-product credit	176,237	—	—	63,440	422	—	240,099
Other adjustments	1,108	256	17	(1,355)	882	—	908
Change in inventory	9,175	(5,683)	(13,517)	(20,470)	3,922	(204)	(26,777)
Depreciation, depletion and amortization	146,557	16,707	41,645	8,065	515	4,591	218,080
Production costs applicable to sales, including depreciation, depletion and amortization (U.S. GAAP)	$344,035	$88,135	$128,734	$82,321	$18,198	$13,414	$674,837
Production of silver (ounces)	8,236,013	5,930,394	—	2,801,405	323,386	734,008	18,025,206
Cash operating cost per silver ounce	$1.33	$11.76	$—	$9.62	$49.77	$17.27	$7.57
Cash costs per silver ounce	$1.33	$12.95	$—	$11.65	$50.71	$17.27	$8.30
Production of gold (ounces)	—	—	82,125	—	—	—	82,125
Cash operating cost per gold ounce	$—	$—	$1,358	$—	$—	$—	$1,358
Cash cost per gold ounce	$—	$—	$1,358	$—	$—	$—	$1,358

Table 34:
Reconciliation of Non-U.S. GAAP Cash Costs to U.S. GAAP Production Costs
Three months ended December 31, 2011 - (Unaudited)

(In thousands except ounces and per ounce costs)	Palmarejo	San Bartolomé	Kensington	Rochester	Martha(1)	Endeavor	Total
Total Cash Operating Cost (Non-U.S. GAAP)	$(5,730)	$18,332	$24,035	$14,191	$4,386	$1,647	$56,861
Royalties	—	3,279	—	—	98	—	3,377
Production taxes	—	—	—	124	—	—	124
Total Cash Costs (Non-U.S. GAAP)	$(5,730)	$21,611	$24,035	$14,315	$4,484	$1,647	$60,362
Add/Subtract:
Third party smelting costs	—	—	(1,881)	—	(516)	(483)	(2,880)
By-product credit	57,501	—	—	3,344	242	—	61,087
Other adjustments	233	608	—	266	97	—	1,204
Change in inventory	(5,054)	(869)	9,407	(13,722)	(296)	(112)	(10,646)
Depreciation, depletion and amortization	42,646	6,021	7,016	1,152	475	750	58,060
Production costs applicable to sales, including depreciation, depletion and amortization (U.S. GAAP)	$89,596	$27,371	$38,577	$5,355	$4,486	$1,802	$167,187
Production of silver (ounces)	2,690,368	1,997,416	—	373,589	129,972	111,723	5,303,068
Cash operating cost per silver ounce	$(2.13)	$9.18	$—	$37.99	$33.75	$14.74	$6.19
Cash costs per silver ounce	$(2.13)	$10.82	$—	$38.32	$34.50	$14.74	$6.85
Production of gold (ounces)	—	—	13,299	—	—	—	13,299
Cash operating cost per gold ounce	$—	$—	$1,807	$—	$—	$—	$1,807
Cash cost per gold ounce	$—	$—	$1,807	$—	$—	$—	$1,807

Table 35:
Reconciliation of Non-U.S. GAAP Cash Costs to U.S. GAAP Production Costs
Twelve months ended December 31, 2011 - (Unaudited)

(In thousands except ounces and per ounce costs)	Palmarejo	San Bartolomé	Kensington	Rochester	Martha	Endeavor	Total
Total Cash Operating Cost (Non-U.S. GAAP)	$(8,743)	$68,277	$96,234	$31,978	$17,367	$11,573	$216,686
Royalties	—	11,561	—	2,177	685	—	14,423
Production taxes	—	—	—	409	—	—	409
Total Cash Costs (Non-U.S. GAAP)	$(8,743)	$79,838	$96,234	$34,564	$18,052	$11,573	$231,518
Add/Subtract:
Third party smelting costs	—	—	(11,003)	—	(2,882)	(2,872)	(16,757)
By-product credit	197,342	—	—	9,898	949	—	208,189
Other adjustments	1,441	906	19	522	559	—	3,447
Change in inventory	(3,839)	(1,065)	16,422	(16,727)	(1,165)	(67)	(6,441)
Depreciation, depletion and amortization	159,231	22,408	35,839	2,807	554	3,148	223,987
Production costs applicable to sales, including depreciation, depletion and amortization (U.S. GAAP)	$345,432	$102,087	$137,511	$31,064	$16,067	$11,782	$643,943
Production of silver (ounces)	9,041,488	7,501,367	—	1,392,433	529,602	613,361	19,078,251
Cash operating cost per silver ounce	$(0.97)	$9.10	$—	$22.97	$32.79	$18.87	$6.31
Cash costs per silver ounce	$(0.97)	$10.64	$—	$24.82	$34.08	$18.87	$7.09
Production of gold (ounces)	—	—	82,125	—	—	—	82,125
Cash operating cost per gold ounce	$—	$—	$1,088	$—	$—	$—	$1,088
Cash cost per gold ounce	$—	$—	$1,088	$—	$—	$—	$1,088

Table 36:
Co-Product Cash Cost Per Ounce for 2012 - (Unaudited)

	Palmarejo	Rochester
Total cash operating costs	$187,195	$90,400
Total cash costs	$187,195	$96,081

Revenue
Silver	59%	59%
Gold	41%	41%

Ounces produced
Silver	8,236,013	2,801,405
Gold	103,068	38,066

Total cash operating costs per ounce
Silver	$13.45	$19.20
Gold	$742	$962

Total cash costs per ounce
Silver	$13.45	$20.40
Gold	$742	$1,023

Table 37:
Co-Product Cash Cost Per Ounce for 2011 - (Unaudited)

	Palmarejo	Rochester
Total cash operating costs	$188,599	$41,876
Total cash costs	$188,599	$44,463

Revenue
Silver	61%	84%
Gold	39%	16%

Ounces produced
Silver	9,041,488	1,392,433
Gold	125,071	6,276

Total cash operating costs per ounce
Silver	$12.82	$25.34
Gold	$581	$1,050

Total cash costs per ounce
Silver	$12.82	$26.91
Gold	$581	$1,115

Table 38:
2012 Proven and Probable Reserves - (Unaudited)

		SHORT TONS	GRADE (Oz/Ton)		OUNCES
YEAR END 2012	LOCATION		SILVER	GOLD	SILVER	GOLD
PROVEN RESERVES
Rochester	Nevada, USA	56,304,000	0.54	0.004	30,501,000	230,000
Martha	Argentina	—	—	—	—	—
San Bartolomé	Bolivia	1,187,000	2.92	—	3,460,000	—
Kensington	Alaska, USA	647,000	—	0.277	—	179,000
Endeavor	Australia	2,258,000	4.32	—	9,757,000	—
Palmarejo	Mexico	5,747,000	4.67	0.061	26,858,000	348,000
Joaquin	Argentina	—	—	—	—	—
Total		66,143,000			70,577,000	757,000
PROBABLE RESERVES
Rochester	Nevada, USA	23,619,000	0.61	0.003	14,396,000	78,000
Mina Martha	Argentina	—	—	—	—	—
San Bartolomé	Bolivia	41,699,000	2.53	—	105,628,000	—
Kensington	Alaska, USA	4,020,000	—	0.208	—	837,000
Endeavor	Australia	2,508,000	1.43	—	3,588,000	—
Palmarejo	Mexico	7,105,000	3.69	0.045	26,251,000	317,000
Joaquin	Argentina	—	—	—	—	—
Total		78,951,0000			149,863,000	1,231,000
PROVEN AND PROBABLE RESERVES
Rochester	Nevada, USA	79,923,000	0.56	0.004	44,896,000	308,000
Martha	Argentina	—	—	—	—	—
San Bartolomé	Bolivia	42,886,000	2.54	—	109,088,000	—
Kensington	Alaska, USA	4,667,000	—	0.218	—	1,016,000
Endeavor	Australia	4,766,000	2.80	—	13,345,000	—
Palmarejo	Mexico	12,852,000	4.13	0.052	53,110,000	665,000
Joaquin	Argentina	—	—	—	—	—
Total Proven and Probable		145,094,000			220,439,000	1,988,000

Table 39:
2012 Measured and Indicated Resources (Excluding Proven and Probable Reserves) - (Unaudited)

		SHORT TONS	GRADE (Oz/Ton)		OUNCES
YEAR END 2012	LOCATION		SILVER	GOLD	SILVER	GOLD
MEASURED RESOURCES
Rochester	Nevada, USA	135,558,000	0.47	0.004	63,921,000	498,000
Martha	Argentina	—	—	—	—	—
San Bartolomé	Bolivia	—	—	—	—	—
Kensington	Alaska, USA	382,000	—	0.239	—	91,000
Endeavor	Australia	10,639,000	1.98	—	21,088,000	—
Palmarejo	Mexico	3,186,000	7.13	0.099	22,720,000	315,000
Joaquin	Argentina	5,942,000	4.58	0.003	27,191,000	19,000
Total		155,707,000			134,920,000	924,000
INDICATED RESOURCES
Rochester	Nevada, USA	128,724,000	0.44	0.003	56,795,000	367,000
Mina Martha	Argentina	57,000	13.57	0.017	775,000	1,000
San Bartolomé	Bolivia	20,040,000	2.27	—	45,463,000	—
Kensington	Alaska, USA	2,224,000	—	0.196	—	435,000
Endeavor	Australia	302,000	10.23	—	3,090,000	—
Palmarejo	Mexico	20,526,000	1.12	0.032	23,021,000	649,000
Joaquin	Argentina	11,398,000	3.33	0.004	37,980,000	42,000
Lejano	Argentina	1,233,000	2.42	0.008	2,983,000	10,000
Total		184,504,000			170,108,000	1,504,000
MEASURED AND INDICATED RESOURCES
Rochester	Nevada, USA	264,283,000	0.46	0.003	120,717,000	865,000
Martha	Argentina	57,000	13.57	0.017	775,000	1,000
San Bartolomé	Bolivia	20,040,000	2.27	—	45,463,000	—
Kensington	Alaska, USA	2,606,000	—	0.202	—	526,000
Endeavor	Australia	10,941,000	2.21	—	24,179,000	—
Palmarejo	Mexico	23,712,000	1.93	0.041	45,741,000	964,000
Joaquin	Argentina	17,340,000	3.76	0.004	65,171,000	61,000
Lejano	Argentina	1,233,000	2.42	0.008	2,983,000	10,000
Total Measured and Indicated		340,210,000			305,028,000	2,427,000

Table 40:
2012 Inferred Resources - (Unaudited)

		SHORT TONS	GRADE (Oz/Ton)		OUNCES
YEAR END 2012	LOCATION		SILVER	GOLD	SILVER	GOLD
INFERRED RESOURCES
Rochester	Nevada, USA	45,643,000	0.60	0.003	27,201,000	123,000
Martha	Argentina	204,000	4.75	0.005	969,000	1,000
San Bartolomé	Bolivia	2,826,000	1.17	—	3,319,000	—
Kensington	Alaska, USA	704,000	—	0.244	—	172,000
Endeavor	Australia	3,527,000	1.09	—	3,836,000	—
Palmarejo	Mexico	11,903,000	1.86	0.038	22,104,000	457,000
Joaquin	Argentina	1,060,000	2.94	0.003	3,113,000	4,000
Lejano	Argentina	3,307,000	1.73	0.006	5,713,000	19,000
Total Inferred		69,174,000			66,254,000	775,000

Notes to the above Mineral Reserves and Resources:

1.	Effective December 31, 2012.

2.
Metal prices used for mineral reserves were $27.50 per ounce of silver and $1,450 per ounce of gold, except Endeavor, at $2,200 per metric ton of lead, $2,200 per metric ton of zinc and $34.00 per ounce of silver.  Metal prices used for mineral resources were $33.00 per ounce of silver and $1,700 per ounce of gold, except Endeavor, at $2,200 per metric ton of lead, $2,200 per metric ton of zinc and $34.00 per ounce of silver.

3.	Palmarejo mineral resources are the addition of Palmarejo, Guadalupe and La Patria (Measured, Indicated and Inferred).

4.	Mineral Resources are in addition to mineral reserves and have not demonstrated economic viability.

5.
Current mineral resources were inclusive of disputed and undisputed claims at Rochester. While the Company believes it holds a superior position in the ongoing claims dispute, the Company believes an adverse legal outcome would cause it to modify mineral resources.

6.	Rounding of tons and ounces, as required by reporting guidelines may result in apparent differences between tons, grade and contained metal content.

7.	For details on the estimation of mineral resources and reserves for each property, please refer to the relevant Technical Report on file at www.sedar.com.

Table 41:
2011 Proven and Probable Reserves - (Unaudited)

		SHORT TONS	GRADE (Oz/Ton)		OUNCES
YEAR END 2011	LOCATION		SILVER	GOLD	SILVER	GOLD
PROVEN RESERVES
Rochester	Nevada, USA	31,532,000	0.59	0.006	18,681,000	179,000
Martha	Argentina	—	—	—	—	—
San Bartolomé	Bolivia	959,000	3.01	—	2,888,000	—
Kensington	Alaska, USA	1,164,000	—	0.280	—	326,000
Endeavor	Australia	2,635,000	1.39	—	3,674,000	—
Palmarejo	Mexico	4,916,000	5.31	0.067	26,091,000	330,000
Joaquin (51%)	Argentina	—	—	—	—	—
Total		41,206,000			51,334,000	835,000
PROBABLE RESERVES
Rochester	Nevada, USA	15,747,000	0.69	0.004	10,892,000	68,000
Martha	Argentina	53,000	12.79	0.011	671,000	1,000
San Bartolomé	Bolivia	43,556,000	2.64	—	115,192,000	—
Kensington	Alaska, USA	4,842,000	—	0.209	—	1,104,000
Endeavor	Australia	2,998,000	2.50	—	7,501,000	—
Palmarejo	Mexico	7,581,000	4.05	0.047	30,727,000	358,000
Joaquin (51%)	Argentina	—	—	—	—	—
Total		74,777,0000			164,983,000	1,441,000
PROVEN AND PROBABLE RESERVES
Rochester	Nevada, USA	47,280,000	0.63	0.005	29,573,000	247,000
Martha	Argentina	53,000	12.79	0.011	671,000	1,000
San Bartolomé	Bolivia	44,515,000	2.65	—	118,080,000	—
Kensington	Alaska, USA	6,006,000	—	0.223	—	1,340,000
Endeavor	Australia	5,633,000	1.98	—	11,175,000	—
Palmarejo	Mexico	12,497,000	4.55	0.055	56,818,000	688,000
Joaquin (51%)	Argentina	—	—	—	—	—
Total Proven and Probable		115,983,000			216,317,000	2,276,000

Table 42:
2011 Measured and Indicated Resources (Excluding Proven and Probable Reserves) - (Unaudited)

		SHORT TONS	GRADE (Oz/Ton)		OUNCES
YEAR END 2011	LOCATION		SILVER	GOLD	SILVER	GOLD
MEASURED RESOURCES
Rochester	Nevada, USA	131,085,000	0.46	0.004	60,586,000	501,000
Martha	Argentina	—	—	—	—	—
San Bartolomé	Bolivia	—	—	—	—	—
Kensington	Alaska, USA	495,000	—	0.234	—	116,000
Endeavor	Australia	10,924,000	2.67	—	29,149,000	—
Palmarejo	Mexico	1,793,000	4.24	0.052	7,594,000	93,000
Joaquin (51%)	Argentina	—	—	—	—	—
Total		144,297,000			97,329,000	710,000
INDICATED RESOURCES
Rochester	Nevada, USA	120,387,000	0.43	0.003	51,762,000	366,000
Martha	Argentina	35,000	12.15	0.011	427,000	—
San Bartolomé	Bolivia	21,264,000	2.59	—	54,968,000	—
Kensington	Alaska, USA	2,544,000	—	0.185	—	471,000
Endeavor	Australia	124,000	0.01	—	2,,000	—
Palmarejo	Mexico	3,269,000	2.88	0.034	9,399,000	111,000
Joaquin (51%)	Argentina	4,050,000	2.48	0.005	10,043,000	18,000
Lejano	Argentina	—	—	—	—	—
Total		151,672,000			126,601,000	968,000
MEASURED AND INDICATED RESOURCES
Rochester	Nevada, USA	251,472,000	0.45	0.003	112,349,000	867,000
Martha	Argentina	35,000	12.15	0.011	427,000	—
San Bartolomé	Bolivia	21,264,000	2.59	—	54,968,000	—
Kensington	Alaska, USA	3,039,000	—	0.193	—	587,000
Endeavor	Australia	11,047,000	2.64	—	29,151,000	—
Palmarejo	Mexico	5,062,000	3.36	0.040	16,993,000	205,000
Joaquin (51%)	Argentina	4,050,000	2.48	0.005	10,043,000	18,000
Lejano	Argentina	—	—	—	—	—
Total Measured and Indicated		295,969,000			223,930,000	1,677,000

Table 43:
2011 Inferred Resources - (Unaudited)

		SHORT TONS	GRADE (Oz/Ton)		OUNCES
YEAR END 2011	LOCATION		SILVER	GOLD	SILVER	GOLD
INFERRED RESOURCES
Rochester	Nevada, USA	40,543,000	0.58	0.003	23,619,000	122,000
Martha	Argentina	259,000	4.32	0.005	1,121,000	1,000
San Bartolomé	Bolivia	3,385,000	1.07	—	3,617,000	—
Kensington	Alaska, USA	731,000	—	0.232	—	170,000
Endeavor	Australia	3,527,000	1.09	—	3,836,000	—
Palmarejo	Mexico	11,653,000	2.40	0.052	27,928,000	612,000
Joaquin (51%)	Argentina	7,755,000	3.15	0.003	24,456,000	21,000
Lejano	Argentina	—	—	—	—	—
Total		67,853,000			84,576,000	926,000

In reference to the above 2011 reserves and resources tables, effective December 31, 2011, for details on the estimation of mineral resources and reserves for each property, please refer to the relevant Technical Report on file at www.sedar.com.